UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  06/06/2005

ROYAL BODYCARE INC/NV
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  000-50417

NV	91-2015186
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

2301 Crown Court, Irving, TX 75038
(Address of Principal Executive Offices, Including Zip Code)

972.893.4000
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 4.01.    Changes in Registrant's Certifying Accountant

On June 6, 2005, Grant Thornton LLP ("Grant Thornton") notified the Audit Committee and Board of Directors of Royal BodyCare, Inc. (the "Company") that it declined to stand for re-appointment as the Company's independent registered public accounting firm.

Grant Thornton's reports on the Company's consolidated financial statements for the years ended December 31, 2004 and 2003 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

In connection with the audits of the Company's financial statements for the years ended December 31, 2004 and 2003 and through the date hereof, there were no disagreements between the Company and Grant Thornton on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Grant Thornton, would have caused Grant Thornton to make reference to the subject matter of the disagreements in its reports on the Company's financial statements for those years. During the years ended December 31, 2004 and 2003 and through the date hereof, there have been no "reportable events" as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

The Company provided a copy of the foregoing disclosures to Grant Thornton prior to the date of the filing of this Form 8-K and requested that Grant Thornton furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements contained herein. A copy of the letter furnished in response to that request is filed as Exhibit 16.1 to this Form 8-K.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

ROYAL BODYCARE INC/NV

Date: June 06, 2005.	By:	/s/ Steven E. Brown
Steven E. Brown
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-16.1	Letter from Grant Thornton dated June 6, 2005